UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2017 (October 26, 2017)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21211 Nordhoff Street, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on April 19, 2016, Capstone Turbine Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as sole book-running manager, and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, as co-manager (collectively, the “Underwriters”), pursuant to which the Company issued, among other things, Series A warrants to purchase 4,107,500 shares of Common Stock (the “Series A Warrants”).  The exercise price of the Series A Warrants is $2.55 per share.

On October 26, 2017, the Company entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with a holder of the Series A Warrants (the “Exercising Holder”), which Exercising Holder owns Series A Warrants exercisable for 1,928,750 shares of Common Stock. Pursuant to the Exercise Agreement, the Exercising Holder and the Company agreed that the Exercising Holder would exercise its Series A Warrants with respect to 1,928,750 shares of Common Stock underlying such Series A Warrants for a reduced exercise price equal to $0.90 per share (the “Reduced Exercise Price”).

The Company expects to receive aggregate gross proceeds of approximately $1.7 million from the exercise of the Series A Warrants by the Exercising Holder.  The Company is not paying any financial advisory fees in connection with the exercise of the Series A Warrants by the Exercising Holder. In addition, the exercise will result in the reduction of warrants to purchase common stock, par value $0.001 per share, of the Company by approximately 19% and is not dilutive to existing security holders of the Company calculated on a fully diluted basis for outstanding warrants.

The description of the Exercise Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Exercise Agreement hereto as Exhibit 10.1.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Form of Warrant Exercise Agreement

Exhibit Index

Exhibit Number	Description
10.1	Form of Warrant Exercise Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: October 27, 2017	By:	/s/ Jayme L. Brooks
Jayme L. Brooks Chief Financial Officer and Chief Accounting Officer